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[Letterhead]



                           May 23, 1996

U. S. Restaurant Properties Master L. P.
5310 Harvest Hill Road, Suite 270, Lock Box 168
Dallas, Texas 75230

Re: Issuance of 1,800,000 Units of Limited Partnership Interest of
    U. S. Restaurant Properties Master L. P., Subject to Underwriters' Overallotment Option of 270,000 Units

Ladies and Gentlemen:

    We have acted as counsel for U. S. Restaurant Properties Master L. P., a Delaware limited partnership (the "Partnership"), in connection with the Partnership's Registration Statement on Form S-3 (Registration No. 333-2675) (the "Registration Statement") and the Prospectus to be delivered in connection therewith with respect to 1,800,000 units of limited partnership interest in the Partnership, subject to Underwriters' overallotment option of 270,000 units (collectively, the "Units") to be issued in an underwriting of the Units pursuant to the Underwriting Agreement between the Partnership and Morgan Keegan Securities, Inc.

    In such capacity, we have reviewed the Partnership's Certificate of Limited Partnership, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, and have examined all statutes and records, instruments and documents which we have deemed necessary to examine for the purposes of this opinion. Based upon the foregoing, it is our opinion that:

     1. The Partnership is a partnership duly organized and validly existing under the laws of the State of Delaware.

     2. The Units to be issued by the Partnership have been duly authorized and when issued pursuant to such authorization will be validly issued and nonassessable.

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Morgan Keegan Mortgage Company Inc.
May 7, 1996
Page 2
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    We hereby consent to the references made to this firm under the caption
"Legal Opinion" in the Prospectus constituting a part of the Registration Statement and to the filing of the opinion as Exhibit 5.1 to the Registration Statement.

                             Very Truly Yours,

                             MIDDLEBERG RIDDLE & GIANNA